                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         PEREGRINE PHARMACEUTICALS, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)

.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

    4)   Proposed maximum aggregate value of transaction:

         .......................................................................

    *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee previously paid by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:
       .........................................................................

    2) Form, Schedule or Registration Statement No.:
       .........................................................................

    3) Filing Party:
       .........................................................................

    4) Date Filed:
       .........................................................................

                         PEREGRINE PHARMACEUTICALS, INC.



                                 August 27, 2003

Dear Stockholder:

         We invite you to attend Peregrine's Annual Meeting of Stockholders on Tuesday, October 14, 2003, at the Irvine Marriott Hotel in Irvine, California. At the meeting, you will be asked to vote (i) for the election of our directors,
(ii) to approve an amendment to our Certificate of Incorporation to increase the number of our authorized shares of Common Stock by 25,000,000, (iii) to approve the adoption of our 2003 Stock Incentive Plan and (iv) ratify the appointment of Ernst & Young LLP as our independent public accountants for our fiscal year ending April 30, 2004.

         You will also hear an update on the Company and have a chance to meet our directors and executive officers and ask questions regarding the Company.

         This booklet includes the formal notice of meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director candidates.

         For those stockholders with an e-mail account and access to the Internet, you may be able to access http://www.proxyvote.com to vote your shares over the Internet, if eligible. This electronic means of communication is quick and convenient and can save the Company a substantial amount of money in postage costs.

         Whether or not you attend the meeting, please vote your shares either by returning your proxy card or, if eligible, by voting by telephone or Internet as soon as possible. The enclosed proxy card contains instructions on how to vote by telephone or over the Internet. We hope you will be able to attend the meeting and we look forward to seeing you on October 14th.


                                            Sincerely yours,


                                            /s/ Steven W. King
                                            ------------------------------------
                                            Steven W. King
                                            President & Chief Executive Officer

________________________________________________________________________________
           14272 FRANKLIN AVENUE, SUITE 100, TUSTIN, CALIFORNIA 92780

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 14, 2003


To Our Stockholders:

         We would like to inform you, our stockholders, of the 2003 Annual Meeting of Stockholders of Peregrine Pharmaceuticals, Inc.

DATE AND TIME:
--------------

         Tuesday, October 14, 2003 at 10:00 a.m., Pacific Time

LOCATION:
---------

         Irvine Marriott
         18000 Von Karman Avenue
         Irvine, California 92612

PURPOSE:
--------

         1) Elect four directors;
         2) Ratify the appointment of our independent public accountants;
         3) Approve an amendment to our Certificate of Incorporation;
         4) Approve the adoption of our 2003 Stock Incentive Plan; and
         5) Conduct other business that is properly raised.

         Only stockholders of record at the close of business on August 26, 2003, will be entitled to vote at the meeting.

         YOUR VOTE IS VERY IMPORTANT. Please complete, sign, date and return your proxy card promptly in the enclosed envelope, or vote by telephone or over the Internet, if eligible, by following the instructions on the proxy card.

                                             By Order of the Board of Directors,


                                             /s/ Paul J. Lytle
                                             -----------------------------------
                                             Paul J. Lytle
                                             Chief Financial Officer and
                                             Corporate Secretary

August 27, 2003
Tustin, California

IMPORTANT: PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED YOUR PROXY CARD.

                               GENERAL INFORMATION


GENERAL INFORMATION

         YOUR VOTE IS VERY IMPORTANT. For this reason, we sent you these proxy materials because the Board of Directors of Peregrine Pharmaceuticals, Inc. ("Peregrine" or the "Company") is soliciting your proxy to vote your common shares at the Annual Meeting. This Proxy Statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. On September 8, 2003, we began mailing proxy materials to all stockholders of record at the close of business on August 26, 2003.

OUR FINANCIAL INFORMATION

         The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2003, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

WHO MAY VOTE

         Stockholders of Peregrine, as recorded in our stock register at the close of business on August 26, 2003, may vote at the Annual Meeting. Each share of Peregrine's Common Stock is entitled to one vote. As of August 26, 2003, there were 133,576,451 shares of our Common Stock outstanding and entitled to vote.

HOW TO VOTE

There are three ways to vote by proxy:

         (1) You can vote by mail by signing, dating and mailing the enclosed proxy card;
         (2) You can use the toll-free telephone number on your proxy card (if eligible); or
         (3) You can vote over the Internet by following the instructions on the proxy card (if eligible).

         You may also vote in person at the meeting. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.


COST OF PROXY SOLICITATION

         Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our Common Stock to forward the proxy soliciting materials to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In addition to soliciting stockholders by mail, we have also retained Georgeson Shareholder Communications, Inc. to assist our solicitation of proxies, at an approximate cost of $7,500 plus reasonable expenses.

HOW DO PROXIES WORK

         Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

         If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of all other proposals.

         You may receive more than one voting or proxy card depending on how you hold your shares. If you hold shares through someone else, such as a broker, you may get material from them asking how you want to vote.

REVOKING A PROXY

         To revoke your proxy if you are a stockholder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted.

WHAT IS A QUORUM?

         In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

VOTES NEEDED

         Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

         Approval of all other proposals requires the favorable vote of a majority of the shares present at the meeting and entitled to vote thereon. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote (i) to approve the amendment to our Certificate of Incorporation, (ii) the adoption of our 2003 Stock Incentive Plan and, (iii) the ratification of our appointment of Ernst & Young LLP as our independent public accountants, although they will count toward the presence of a quorum. Abstentions as to the proposals will have the same effect as votes against such proposals.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table contains information, as of August 12, 2003, with respect to the beneficial ownership of our Common Stock by (i) each person whom we know to own beneficially more than five percent of our Common Stock; (ii) each director and nominee; (iii) the Chief Executive Officer and each of our other executive officers included in the "Summary Compensation Table"; and (iv) all of our current executive officers and directors as a group.

                                                                    BENEFICIAL OWNERSHIP OF
                                                                         COMMON STOCK
                                                            ------------------------------------------
         DIRECTORS AND NAMED EXECUTIVE OFFICERS               NUMBER OF SHARES (A)       PERCENT (B)
         -------------------------------------------------  --------------------------  --------------
         Carlton M. Johnson                                         516,666  (C)              *
         Edward J. Legere                                         9,218,738  (D)             6.73%
         Eric S. Swartz                                           2,826,259  (E)             2.13%
         Clive R. Taylor, M.D., Ph.D.                             1,634,334  (F)             1.23%
         K.A. Ajit-Simh                                              52,500  (G)              *
         Steven W. King                                             651,166  (H)              *
         Paul J. Lytle                                              450,833  (I)              *
         Richard A. Richieri                                        288,083  (J)              *
                                                            --------------------------  --------------
         All Directors and Named Executive Officers
            as a Group (8 in number)                             15,638,579  (K)            11.02%

----------------------------
  * Represents less than 1% of the outstanding shares of Common Stock of the Company.

(A) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(B) Percentages for the Common Stock computed on the basis of 131,119,805 shares outstanding at August 12, 2003, plus shares that could be acquired by each director, nominee for director or Named Executive Officer individually through the exercise of stock options and warrants during the 60-day period ending October 25, 2003.

(C) Represents 516,666 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2003.

(D) Includes 2,723,809 shares of Common Stock owned by Biotechnology Development, Ltd. and an aggregate of 5,900,000 shares of Common Stock issuable upon exercise of warrants owned by Biotechnology Development, Ltd. Biotechnology Development, Ltd. is a Nevada limited partnership controlled by Mr. Legere.

(E) Includes (i) 849,744 shares of Common Stock issuable upon the exercise of outstanding stock options and warrants owned by Eric S. Swartz (ii) 236,000 shares of Common Stock owned by Swartz Ventures, Inc. and (iii) 419,750 shares of Common Stock issuable upon the exercise of warrants owned by Swartz Ventures, Inc. Mr. Swartz has sole control over Swartz Ventures, Inc.

(F) Includes 1,615,334 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2003.

(G) Represents 52,500 shares of Common Stock issuable upon the exercise of an outstanding stock option exercisable during the 60-day period ending October 25, 2003.

(H) Represents 649,166 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2003.

(I) Represents 450,833 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2003.

(J) Represents 288,083 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2003.

(K) Includes the securities described in (C), (D), (E), (F), (G), (H), (I), and (J).

________________________________________________________________________________
                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS
________________________________________________________________________________

         The first proposal on the agenda for the Annual Meeting will be electing four directors to serve until the next annual meeting or until their successors are elected. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below. Under Delaware law, the four nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority" and broker non-votes will have no practical effect.

         Each of the nominees is an incumbent director except for Mr. Steven W. King. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve. The following is a brief biography of each nominee.

         CARLTON M. JOHNSON, age 43, was appointed a director on November 3, 1999. Since 1996, Mr. Johnson has served as legal counsel for Equiplace Securities, LLC (formerly Swartz Investments, LLC). Mr. Johnson has been an active member of the Alabama State Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997. He has been a shareholder in the Florida AV rated, Bar registered firm of Smith, Sauer, DeMaria & Johnson and Vice President and President-Elect of the 600 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned his degree in History/Political Science at Auburn University and his Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson also serves on the board of Patriot Scientific Corporation, a publicly traded company.

         STEVEN W. KING, age 39, was appointed our President and Chief Executive Officer on March 19, 2003 after performing in positions of increased responsibility at the Company. From August 2002 to such date, Mr. King served as Chief Operating Officer of Peregrine. From February 2000 to August 2002, Mr. King served as our Vice President of Technology and Product Development. Mr. King joined Peregrine in 1997 in the capacity of Director of Research and Development. Mr. King was responsible for planning and launching our wholly-owned contract manufacturing subsidiary, Avid Bioservices, Inc., in 2002. Mr. King has served as the President and Chief Executive Officer of Avid since its inception. Mr. King was previously employed at a company named Peregrine we acquired in 1997, which held the rights to the Vascular Targeting Agent technology. Mr. King previously worked with Dr. Phillip Thorpe, inventor of the Company's VTA technology, at the University of Texas Southwestern Medical Center at Dallas and is a co-inventor on over 25 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field. Mr. King received his Bachelors and Masters degrees from Texas Tech. University in Cell and Molecular Biology.

         ERIC S. SWARTZ, age 47, was appointed a director on November 3, 1999. Mr. Swartz is the founder and President of Equiplace Securities, LLC (formerly Swartz Investments, LLC), which he started in 1993. Mr. Swartz was previously a Vice President at Bear Stearns & Co. specializing in foreign institutional equity investments in U.S. securities. Prior to that, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand. Mr. Swartz has approximately 20 years of experience in the securities business.

         CLIVE R. TAYLOR, M.D., PH.D., age 59, has served as a director of the Company since November 2, 1988. He is professor of pathology at the University of Southern California, Chairman of the Department of Pathology and Dean of Educational Affairs. Currently, Dr. Taylor serves as a director of Laboratories for the Los Angeles County Medical Center and is on the attending staff of the Kenneth Norris, Jr. Cancer Hospital and Research Institute. Dr. Taylor also serves as director on four privately held companies. He received his M.D. degree from Cambridge University and his Ph.D. from Oxford University and is board certified by the American Board of Pathology in Anatomic and Clinical Pathology.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

         There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held 10 formal meetings during the fiscal year ended April 30, 2003. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2003.

         The Organization and Compensation Committee reviews employee and incentive compensation plans, the Company's Stock Option Plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. The Organization and Compensation Committee held 7 meetings during the fiscal year ended April 30, 2003. In addition, the Committee reviews the effectiveness of the overall Company organization and the Board of Directors, including nominating individuals to serve as members of the Board of Directors. The Committee's members are Mr. Eric S. Swartz and Dr. Clive R. Taylor.

         The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, evaluating the independence and performance of such accountants, examining the results of audits and quarterly reviews, and reviewing internal accounting controls. The Audit Committee held 6 meetings during the fiscal year ended April 30, 2003. The current Audit Committee members are Mr. Carlton M. Johnson, Mr. Eric S. Swartz, and Dr. Clive R. Taylor. The written charter for the Audit Committee, which was previously adopted by the Board of Directors in fiscal year 2000, is included as Exhibit A to this proxy statement.

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION
                       OF EACH OF THE NOMINEES NAMED ABOVE

________________________________________________________________________________
                                     ITEM 2:

                   RATIFY APPOINTMENT OF INDEPENDENT AUDITORS
________________________________________________________________________________

         The next proposal on the agenda for the Annual Meeting will be ratifying the Board's appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2004. Ernst & Young LLP has served in this capacity for each of the four (4) years ended April 30, 2003, and has reported on the Company's fiscal year 2003 consolidated financial statements. During the four (4) fiscal years ended April 30, 2003, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Audit Committee recommended to the Board that Ernst & Young LLP be re-appointed for fiscal year 2004.

         Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         AUDIT FEES

         Fees paid to Ernst & Young LLP for our fiscal year 2003 audit and the reviews of our quarterly financial statements amounted to approximately $124,000.

         ALL OTHER FEES

         Fees paid to Ernst & Young LLP for all other professional services rendered to us during fiscal year 2003 were approximately $27,000. These services were primarily related to the review of other reports, such as registration statements, filed with the Securities and Exchange Commission and taxation services.

          THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF
  ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

________________________________________________________________________________
                                     ITEM 3:

       APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
             TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY
________________________________________________________________________________

INTRODUCTION

         The next proposal on the agenda for the Annual Meeting will be to approve the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares by 25,000,000 shares. The Company's Certificate of Incorporation currently allows the Company to issue up to 175,000,000 shares of Common Stock, of which, approximately 162,984,000 shares of Common Stock have been already issued or reserved for issuance as of August 12, 2003. If this proposal is approved, we could issue up to 200,000,000 shares of Common Stock. The form of the proposed amendment is attached hereto as Exhibit B (the "Amended Certificate"). The Board of Directors has approved the increase in the number of authorized shares of Common Stock of the Company from 175,000,000 shares of Common Stock to 200,000,000 shares of Common Stock.

WHY ARE WE ASKING FOR YOUR APPROVAL

         We have expended substantial funds on the development of our product candidates, for clinical trials, and for the ramping up of our contract manufacturing business conducted by our wholly-owned subsidiary, Avid Bioservices, Inc. As a result, we have incurred negative cash flows from operations for the majority of our years since inception, which we have generally funded through the issuance of Common Stock, or securities convertible into our Common Stock. While revenues from Avid increased significantly over the prior year, Avid is still in its early stages of operations. Consequently, we expect negative cash flows from operations to continue until we are able to generate sufficient contract manufacturing revenue by Avid and/or from the sale and/or licensing of our products under development to fund our on-going operations and drug development efforts.

         The Board believes that the proposed increase in the number of authorized shares of Common Stock will facilitate our efforts to raise additional capital to fund primarily our research and development and the expansion of Avid's contract manufacturing operations.

         As of August 12, 2003, we had 162,984,000 shares of Common Stock issued and reserved for issuance under all convertible debentures and option and warrant agreements and shares reserved for issuance under a shelf Registration Statement on Form S-3 (No. 333-103965), assuming all options and warrants are exercised on a cash basis, calculated as follows:

              Shares issued and outstanding                      131,120,000
              Shares issuable upon conversion of
                  outstanding Debentures                             647,000
              Shares reserved for issuance under issued
                  and outstanding warrants                        16,309,000
              Shares reserved for issuance under issued
                  and outstanding options                          9,534,000
              Shares reserved under shelf registration
                  statement on Form S-3, No. 333-103965            5,136,000
              Shares reserved for issuance under stock
                  option plans                                       238,000
                                                             ----------------
              Total shares issued and reserved                   162,984,000
                                                             ================

         After taking into consideration the above shares issued and reserved for issuance and assuming no increase in the number of authorized shares, we would have 12,016,000 unreserved shares of Common Stock available to raise additional capital.

         If the stockholders do not approve this proposal to increase the number of authorized shares, we may not be able to arrange the financing necessary to continue our existing operations beyond the next fiscal year or may be required to immediately hold a special stockholders meeting to seek approval to increase the authorized number of shares of Common Stock, which may cost the Company in excess of $100,000 in fees.

DOES THE COMPANY PLAN ON ISSUING ADDITIONAL SHARES?

         At the present moment, we do not have any plan, arrangement or understanding, whether written or oral, to issue any additional shares of Common Stock, except the approximate 5,136,000 shares which remain available under our currently effective shelf registration statement, and shares that may be issued upon the exercise of outstanding options, warrants and the conversion of convertible debt, if any.

         Moving forward, it is extremely difficult for us to reasonably estimate our future revenue, expenses, required funding, stock price, and thus, the number of shares that may be issued to obtain any necessary funding, based on a number of uncertainties, which include, but are not limited to:

o The uncertainty of the amount of revenue our contract manufacturing business, Avid Bioservices, Inc., can generate beyond our current customers based on its lack of historical reference.
o The uncertainty of all future research and development costs associated with each of our technologies due to the number of unknowns and uncertainties associated with pre-clinical and clinical trial development, including the uncertainty of future clinical trial results, the uncertainty of the number of patients to be treated in any clinical trial, the uncertainty of protocol changes and modifications in the design of our clinical trial studies, among others, which may increase or decrease our future expenses;
o The uncertainty as to whether we are successful finding a party interested in purchasing Avid Bioservices, or forming a joint venture to operate Avid Bioservices;
o The uncertainty of future partnering or licensing revenue, including potential equity investments into the Company whereby the Company would possibly issue stock directly to a strategic partner; and
o The uncertainty of the Company's access to the capital markets and its cost of capital.

         The above uncertainties, including the uncertainty of the market price of our Common Stock, will make it difficult for the Company to estimate the number of shares of Common Stock that may be issued at any time. The Company has not entered into any arrangement for the issuance of Common Stock other than those arrangements discussed in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on July 29, 2003, or subsequent reports filed with the Commission under the Securities Exchange Act of 1934, as amended.

         If the stockholders approve the increase in the authorized shares, the additional shares to be issued, if any, may be issued, without further stockholder approval, for various purposes, including (without limitation) raising capital, providing equity incentives to employees, officers or directors, and establishing certain strategic relationships with other companies, as well as stock dividends to existing stockholders.

WHAT ARE THE EFFECTS ON EXISTING STOCKHOLDERS?

         The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they would decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, may be dilutive to the existing stockholders.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                   TO INCREASE THE AUTHORIZED CAPITAL STOCK.

________________________________________________________________________________
                                     ITEM 4:

                APPROVAL OF ADOPTION OF 2003 STOCK INCENTIVE PLAN
________________________________________________________________________________

         On July 22, 2003, the Board of Directors, subject to stockholder approval, adopted our 2003 Stock Incentive Plan (the "Plan") and authorized the Company to present the Plan to our stockholders for ratification. The material features of the 2003 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2003 Plan, the full text of which is set forth as Exhibit C to this proxy statement.

         PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain individuals of training, experience and ability as officers, employees, non-employee directors and consultants and to furnish additional incentives to such key individuals to promote the Company's financial success by providing them with an equity ownership in the Company. It is the intent of the Company that such individuals be encouraged to obtain and retain an equity interest in the Company, and each participant will be specifically apprised of said intent.

         ADMINISTRATION. The Plan will be administered by the Compensation Committee, composed of not less than two directors appointed by the Board. Each member of the Compensation Committee shall, at all times during their service as such, be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee shall have conclusive authority to construe and interpret the Plan and any award agreement entered into under the Plan, and to establish, amend and rescind administrative policies for the administration of the Plan and such additional authority as the Board may from time to time determine is necessary or desirable.

         ELIGIBILITY. Those persons eligible to participate in the Plan shall include officers and other employees, non-employee directors and consultants of the Company and its subsidiaries.

         SHARES SUBJECT TO THE PLAN. The total number of shares of Common Stock available under the Plan shall be 5,000,000, subject to adjustment as provided in the Plan.

         PARTICIPATION. The Compensation Committee shall select, from time to time, officers, employees, non-employee directors and consultants who, in the opinion of the Compensation Committee, can further the Plan's Purpose, and the Compensation Committee shall determine the type or types of awards to be made to the participants. The terms, conditions and restrictions of each award shall be set forth in an award agreement.

         STRUCTURE OF THE PLAN. The Plan shall be divided into two separate equity programs: (i) the "Discretionary Option Grant Program" under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and (ii) the "Stock Issuance Program" under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company (or any Parent or Subsidiary).

         CHANGE IN CONTROL. In the event of a "change in control" of the Company, stock options not otherwise exercisable shall become fully exercisable.

         FEDERAL INCOME TAX ASPECTS. The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2003 Stock Incentive Plan. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

                  Non-Statutory Stock Options. No taxable income is reportable when a non-statutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

                  Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

                  Restricted Stock. A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

                  Tax Effect on Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2003 Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.


         PLAN BENEFITS. The exact types and amounts of any awards to be made by the Committee to any eligible employees pursuant to the Plan are not presently determinable. As a result of the discretionary nature of the Plan, it is not possible to state who the participants in such Plan will be, the number of options or other awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under such Plan during the last fiscal year if the Plan had been in effect during that year.

         APPROVAL OF THE PLAN. Approval of the Plan requires the affirmative vote of a majority of votes cast. Broker non-votes will not be treated as votes cast for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.




           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                  THE APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following sets forth certain information with respect to the executive officers of the Company as of April 30, 2003.

         STEVEN W. KING, age 39, was appointed our President and Chief Executive Officer on March 19, 2003 after performing in positions of increased responsibility at the Company. From August 2002 to such date, Mr. King served as Chief Operating Officer of Peregrine. From February 2000 to August 2002, Mr. King served as our Vice President of Technology and Product Development. Mr. King joined Peregrine in 1997 in the capacity of Director of Research and Development. Mr. King was responsible for planning and launching our wholly-owned contract manufacturing subsidiary, Avid Bioservices, Inc., in 2002. Mr. King has served as the President and Chief Executive Officer of Avid since its inception. Mr. King was previously employed at a company named Peregrine we acquired in 1997, which held the rights to the Vascular Targeting Agent technology. Mr. King previously worked with Dr. Phillip Thorpe, inventor of the Company's VTA technology, at the University of Texas Southwestern Medical Center at Dallas and is a co-inventor on over 25 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field. Mr. King received his Bachelors and Masters degrees from Texas Tech. University in Cell and Molecular Biology.

         K.A. AJIT-SIMH, age 50, started with Peregrine on January 2, 2002 as our Vice President of Quality Assurance. Mr. Ajit-Simh also serves as the Vice President of Quality Systems & Regulatory Affairs of Avid Bioservices, Inc. Mr. Ajit-Simh has been working in the Pharmaceutical / Biotechnology industry for more than twenty years. He began his career at Mallinckrodt Medical and subsequently worked in increasingly senior positions at Cambridge Medical, Baxter Health Care Corporation, Abbott Biotech. and Cytel Corporation in Operations, Manufacturing, Quality and Regulatory Compliance. Mr. Ajit-Simh received his undergraduate degree in Biology and Chemistry and a graduate degree in Cell Biology from St. Louis University, St. Louis, Missouri. Since 1994 he has been affiliated as an instructor in the department of BioScience at the University of California, San Diego teaching courses in Quality Control / Assurance and Regulatory Compliance. In 1999 he was appointed as an Adjunct Professor in the Department of Pharmaceutical Sciences and BioDevice Development which offers a Graduate Degree in Regulatory Affairs. Mr. Ajit-Simh has lectured nationally and internationally in the areas of quality and compliance and has taught at the PDA, an international association for pharmaceutical science and technology.

         PAUL J. LYTLE, age 35, was appointed our Chief Financial Officer on August 28, 2002 and appointed Corporate Secretary on June 19, 2000. Mr. Lytle served as our Vice President of Finance and Accounting from February 2000 until August 2002. Mr. Lytle started with the Company in March 1997 as the Company's Corporate Controller. Mr. Lytle currently oversees the Finance & Accounting Department, SEC Reporting, Human Resources and Information Technology. Mr. Lytle also serves as the Chief Financial Officer and Corporate Secretary of Avid Bioservices, Inc. Prior to joining Peregrine, Mr. Lytle worked for Deloitte & Touche LLP, a Big 4 Accounting Firm, from 1992 to 1997, where he coordinated, planned, supervised, and consulted on financial audits for clients in various industries, including biotechnology, healthcare, manufacturing and service related entities. Prior to Deloitte & Touche LLP, Mr. Lytle worked in the retail branch division for two separate banking institutions. Mr. Lytle holds a Bachelor of Science in Business Administration from the California State University at Long Beach. Mr. Lytle is a certified public accountant in the State of California and a member of the American Institute of Certified Public Accountants.

         RICHARD A. RICHIERI, age 38, was appointed our Vice President of Manufacturing of Avid Bioservices, Inc. on January 7, 2002. Mr. Richieri started with Peregrine in October 1996 as a Senior Process Engineer. Mr. Richieri is currently responsible for all aspects of manufacturing including process development and scale-up activities for the products produced by Avid Bioservices, Inc. Prior to joining Peregrine, Mr. Richieri worked in the Fermentation Department at Xoma Corporation where he was responsible for large-scale manufacturing and cell culture process development. Mr. Richieri received his M.S. degree from the University of California, San Diego studying the dependency of antibody production on cell cycle kinetics and holds a B.S. degree from the University of California, Los Angeles in Chemical Engineering. Mr. Richieri is published in the field of antibody production, is an active member of ISPE, and is licensed in the State of California to manufacture pharmaceutical products.

SUMMARY COMPENSATION TABLE

         The following table contains information concerning the compensation of
(i) all individuals serving as the Chief Executive Officer during fiscal year 2003, (ii) up to four other most highly compensated executive officers (based on salary plus bonus for fiscal year 2003) who were serving as executive officers at the end of fiscal 2003 and (iii) up to two individuals who would have been included in this table under clause (ii) above except for the fact that they were not serving as executive officers at the end of fiscal year 2003. All the individuals named in the table will hereinafter be referred to as the "Named Executive Officers".

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                ANNUAL COMPENSATION                     AWARD
                                     -------------------------------------------- -----------------
                                                                                     SECURITIES
                                     FISCAL                                          UNDERLYING
   NAME AND PRINCIPAL POSITION        YEAR        SALARY (1)          BONUS            OPTIONS       OTHER COMPENSATION
------------------------------------------------------------------------------------------------------------------------
Steven W. King                        2003     $   232,490       $       -              200,000           -   (2)
   President and                      2002     $   206,827       $   152,500 (3)        150,000           -   (2)
   Chief Executive Officer (3)        2001     $   147,539       $    42,000                  -           -   (2)
------------------------------------------------------------------------------------------------------------------------
Edward J. Legere                      2003     $   238,539 (4)   $       -              175,000 (8)       -   (2)
   former President and               2002     $   201,539       $    20,000                  -               (2)
   Chief Executive Officer            2001     $    38,077 (4)   $       -              350,000 (8)       -   (2)
------------------------------------------------------------------------------------------------------------------------
K.A. Ajit-Simh                        2003     $   200,000       $       -                    -           -   (2)
    Vice President,                   2002     $    64,423 (5)   $       -              150,000           -   (2)
    Quality Assurance
------------------------------------------------------------------------------------------------------------------------
Terrence G. Chew, M.D.                2003     $  231,040  (6)   $       -                    -           -   (2)
   former Vice President,             2002     $  224,808        $   117,000            150,000           -   (2)
   Regulatory and Clinical Affairs    2001     $  202,154        $    60,000                  -           -   (2)
------------------------------------------------------------------------------------------------------------------------
Paul J. Lytle                         2003     $  217,582        $       -                    -           -   (2)
   Chief Financial Officer,           2002     $  188,115        $   133,000 (7)        135,000           -   (2)
   Corporate Secretary                2001     $  136,462        $    39,000                  -           -   (2)
------------------------------------------------------------------------------------------------------------------------
Richard A. Richieri                   2003     $  149,231        $       -                    -           -   (2)
   Vice President,                    2002     $  105,192        $    29,500             65,000           -   (2)
   Manufacturing                      2001     $   85,000        $    25,500                  -           -   (2)

-------------------
         (1) Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.

         (2) Amounts were not significant enough to meet the disclosure requirements.

         (3) Mr. King became the President and Chief Executive Officer on March 19, 2003. Mr. King was granted a bonus of $100,000 during fiscal year 2002 for the launch of Avid Bioservices, Inc. Of such bonus, $70,000 was deferred until Avid reached aggregate life-to-date revenues of $2,000,000. The $70,000 was paid during fiscal year 2003.

         (4) For fiscal year 2003, represents salary until March 18, 2003. For fiscal year 2001, represents salary from February 12, 2001 to April 30, 2001.

         (5)      Represents salary from January 2, 2002 through April 30, 2002.

         (6)      Represents salary up to January 6, 2003.

         (7) Mr. Lytle was granted a bonus of $50,000 during fiscal year 2002 for the launch of Avid Bioservices, Inc. Of such bonus, $40,000 was deferred until Avid reached aggregate life-to-date revenues of $2,000,000. The deferred bonus was paid to Mr. Lytle in fiscal year 2003.

         (8) In January 2003, the Company granted Mr. Legere an option to purchase up to 175,000 shares of the Company's Common Stock at an exercise price of $1.47 per share, which exceeded the fair market value of the Company's Common Stock on the date of grant. This option was granted to Mr. Legere in partial replacement of an option to purchase 350,000 shares which Mr. Legere consented to cancel in August 2002 because the Company needed additional shares under its existing option plans in order to grant options to employees. The option was granted under the same terms as the original option. The option vests in one-third increments upon the closing price of the Company's Common Stock reaching $10, $20, and $30 per share, respectively, for 30 consecutive trading days.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants during the fiscal year ended April 30, 2003 to the Named Executive Officers.


                                                                                                        POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED ANNUAL
                                      NUMBER OF           PERCENT                                          RATES OF STOCK
                                     SECURITIES        TOTAL OPTIONS        EXERCISE                  APPRECIATION FOR OPTION
                                     UNDERLYING          GRANTED TO          PRICE                            TERM (3)
                                       OPTIONS        ALL EMPLOYEES IN    (PER SHARE)    EXPIRATION   ------------------------
NAMED EXECUTIVE OFFICER  GRANT DATE    GRANTED        FISCAL YEAR (1)         (2)           DATE         5%           10%
------------------------------------------------------------------------------------------------------------------------------
Steven W. King           03/19/03      200,000             13.2%          $   0.55       03/18/13    $  69,178    $ 175,312
Edward Legere (4)        01/23/03      175,000             11.5%          $   1.47       01/22/13    $ 161,783    $ 409,990


----------------------------
         (1) Options to purchase an aggregate of 1,517,800 shares were granted to all employees, directors and consultants during the fiscal year ended April 30, 2003, including the Named Executive Officers, under the Company's 1996 Stock Incentive Plan and 2002 Non-Qualified Stock Option Plan. Other than the above grants, no other options were granted to the Named Executive Officer during fiscal year 2003.

         (2) All options were granted at an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant. Fair market value is the closing price of the Company's Common Stock on the date of grant.

         (3) These columns show the gains the Named Executive Officer could realize if Peregrine's Common Stock on the date of grant appreciates at a rate of 5% or 10% over the ten-year term of the option. These growth rates are arbitrary assumptions specified by the Securities and Exchange Commission and are not predictions of the Company.

         (4) In August 2002, Mr. Legere voluntarily cancelled an option to purchase 350,000 shares of Common Stock in order to make such shares available for grants to other employees. The above grant was made to replace a portion of such cancelled option under the same terms as the original option. The option vests in one-third increments upon the closing price of the Company's Common Stock reaching $10, $20, and $30 per share, respectively, for 30 consecutive trading days.

OPTION EXERCISES AND VALUES AT FISCAL YEAR END

         The following table provides information on option exercises in the fiscal year ended April 30, 2003, by the Named Executive Officers and the value of unexercised options held by the Named Executive Officers as of April 30, 2003.

                                                                         NUMBER OF
                                                                    SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS AT
                                 SHARES                                AT APRIL 30, 2003                  APRIL 30, 2003 (2)
                              ACQUIRED ON         VALUE                -----------------                  ------------------
NAMED EXECUTIVE OFFICER         EXERCISE       REALIZED (1)     EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
-----------------------         --------       ------------     -----------      -------------       -----------      -------------
Steven W. King                       -         $       -            560,416          230,417        $    64,917       $    7,667
Edward J. Legere                     -         $       -                -            175,000        $       -         $      -
K.A. Ajit-Simh                       -         $       -             52,500           97,500        $       -         $      -
Terrence G. Chew, M.D.            109,633      $    41,668              -                 -         $       -         $      -
Paul J. Lytle                        -         $       -            412,708           38,125        $    33,333       $      -
Richard A. Richieri                  -         $       -            265,374           22,709        $    33,333       $      -


-----------------
         (1) The value realized upon the exercise of stock options represents the difference between the exercise price of the stock option and the fair market value of the shares, multiplied by the number of options exercised on the date of exercise.
         (2) The value of "In-the-money" options represents the positive spread between the exercise price of the option and the fair market value of the underlying shares based on the closing stock price of the Company's Common Stock on April 30, 2003, which was $0.59 per share. "In-the-Money" options include only those options where the fair market value of the stock is higher than the exercise price of the option on the date specified. The actual value, if any, an executive realizes on the exercise of options will depend on the fair market value of Peregrine's Common Stock at the time of exercise.

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Steven W. King is subject to an Employment Agreement with us dated as of March 19, 2003, pursuant to which he was employed as our President and Chief Executive Officer. The Agreement provides for an initial annual base salary of $270,000 and a stock option to purchase up to 200,000 shares of Common Stock, which option vests monthly over 24 monthly periods. The Agreement provides that Mr. King shall serve as President and Chief Executive Officer for a minimum of six months. Thereafter, Mr. King may terminate his employment upon 90 days notice. Upon such termination, Mr. King shall receive six months' base salary as severance. The Company may terminate Mr. King's employment at any time for "cause" (as defined in the Agreement). If Mr. King's employment is terminated by the Company for any reason other than "cause", or within 90 days following a "Change in Control" (as defined in the Agreement), Mr. King shall receive six months' base salary as severance, benefit continuation for six months, and two years to exercise any vested options.

EQUITY COMPENSATION PLAN INFORMATION

         We currently maintain two equity compensation plans, as more fully described below: the 1996 Plan and the 2002 Plan. The 1996 Plan was approved by the stockholders while the 2002 Plan did not require stockholder approval under the rules of the Nasdaq Stock Market. The Organization and Compensation committee is responsible for granting options under the 1996 and 2002 Plans.

         Equity Compensation Plan Approved by Stockholders. The Company has one incentive stock option plan with outstanding options as of April 30, 2003, which was adopted in September 1996 ("1996 Plan"). The plan provides for the granting of options to purchase shares of the Company's Common Stock at prices not less than the fair market value of the stock at the date of grant and generally expire ten years after the date of grant. The Plan was approved by the stockholders of the Company.

         The 1996 Plan originally provided for the issuance of options to purchase up to 4,000,000 shares of the Company's Common Stock. The number of shares for which options may be granted under the 1996 Plan automatically increases for all subsequent Common Stock issuances by the Company in an amount equal to 20% of such subsequent issuances up to a maximum of 10,000,000 shares as long as the total shares allocated to the 1996 Plan do not exceed 20% of the Company's authorized stock. As a result of issuances of Common Stock by the Company subsequent to the adoption of the 1996 Plan, the number of shares for which options may be granted has increased to 10,000,000. Options granted generally vest over a period of four years with a maximum term of ten years.

         Equity Compensation Plans Not Approved by Stockholders. During June 2002, the Company adopted a broad-based non-qualified stock option plan ("2002 Plan") for the grant of options to purchase up to 3,000,000 shares of Common Stock. The 2002 Plan provides for the granting of options to purchase shares of the Company's Common Stock at prices not less than the fair market value of the stock at the date of grant and generally expire ten years after the date of grant.

         In addition to the 2002 Plan, during 1999, the Company granted non-qualified options, which are not a part of any compensation plan, to purchase up to an aggregate of 1,500,000 shares of the Company's Common Stock. As of April 30, 2003, 1,500,000 shares remained to be issued upon exercise of these options. The resale of the underlying shares of Common Stock is registered on a registration statement on Form S-3.

         Summary Table. The following table sets forth, for each of our compensation plans, the number of our shares of Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of April 30, 2003.

                                   Number of Shares of                                 Number of Options
                                   Common Stock to be        Weighted-Average       Remaining Available for
                                 Issued Upon Exercise of     Exercise Price of       Future Issuance under
Plan Category                      Outstanding Options      Outstanding Options    Equity Compensation Plans
-----------------------------    -----------------------    -------------------    -------------------------
Equity compensation plans
   approved by stockholders              5,170,865                 $1.25                    418,062

Equity compensation plans
   not approved by
   stockholders                          4,409,593                 $1.06                     90,407
                                 -----------------------    -------------------    -------------------------
                                         9,580,458                 $1.16                    508,469
                                 =======================    ===================    =========================

COMPENSATION OF DIRECTORS

         Directors who also are Company employees receive no compensation for serving as directors. In addition, prior to May 2003, directors did not receive any cash consideration for attending meetings or meetings of Committees of the Board of Directors on which such director serves. Effective May 2003, non-employee directors receive an annual retainer of $60,000 (payable monthly) and meeting fees of $2,000 for each regular Board meeting attended either in person or telephonically. In addition, as a result of the non-employee directors having foregone any form of cash compensation for their services as directors since 1999, each non-employee director received a one-time cash payment of $45,000, in August 2003. Due to greater oversight that will be necessary to comply with new securities laws enacted by the passing of the Sarbanes-Oxley Act, the Company believes it will be necessary to start paying cash consideration to Directors for their services to the Company.

         During fiscal year 2003, the Company granted Dr. Taylor an option to purchase up to 577,000 shares of the Company's Common Stock at an exercise price of $0.76 per share, which was equal to the fair market value of the Company's Common Stock on the date of grant. The option replaces an option previously granted to Dr. Taylor which expired, unexercised, on January 1, 2003, because Dr. Taylor had consented to a lock-up arrangement which prevented him from exercising such option prior to its expiration. The original option that expired had an exercise price of $0.50 per share. In addition, Dr. Taylor received $24,000 during fiscal year 2003 for scientific professional fees unrelated to his services as a non-employee director.

         Mr. Johnson received $59,000 during fiscal year 2003 for consulting services provided to the Company beyond his duties as a non-employee director.

         In May 2003, the Company granted Mr. Legere an option to purchase up to 175,000 shares of the Company's Common Stock at an exercise price of $1.47 per share, which exceeded the fair market value of the Company's Common Stock on the date of grant. This option was granted to Mr. Legere under the same terms as the original option, in partial replacement of an option to purchase 350,000 shares which Mr. Legere consented to cancel in August 2002 because the Company needed additional shares under its existing option plans in order to grant options to employees. The option vests in one-third increments upon the closing price of the Company's Common Stock reaching $10, $20, and $30 per share, respectively, for 30 consecutive trading days. Mr. Legere also received $18,452 during fiscal year 2003 for consulting services provided to the Company beyond his duties as a non-employee director.

         During the fiscal year 2003, we paid to Equiplace Securities, LLC ("Equiplace"), a total of $15,000 for Avid business development services provided by employees of Equiplace under a Finder's Agreement. Under the Finder's Fee Agreement, Equiplace is given a call list of potential customers which is provided by Avid. Equiplace employees then call each contact and present Avid's manufacturing services. All contacts that show an interest in Avid's services are then turned over to Avid's in-house Business Development Department for continued discussions. Under the Finder's Agreement, Equiplace receives a cash retainer of $6,000 per month plus a commission ranging from 2% to 4% of revenues generated by Avid Bioservices, Inc. on new customers referred to Avid by Equiplace. The commissions due Equiplace can be reduced in half if another third-party finder is jointly responsible for new customer contracts. Mr. Swartz, a director, owns fifty percent (50%) of Equiplace. The agreement can be canceled with 30 days notice. To date, the Company has not paid any commissions under the agreement.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 30, 2003, with the exception of a report filed late by Mr. King to report the receipt of a stock option grant, and reports by Mr. Legere and Dr. Taylor which were filed late, reporting the cancellation or expiration, respectively, of a derivative security, the Company's executive officers, directors and all persons who own more than ten percent (10%) of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements.

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following non-employee directors serve on the Organization and Compensation Committee of the Board of Directors: Eric S. Swartz and Clive R. Taylor, M.D., Ph.D. There are no interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity which has any director or executive officer serving on the Organization and Compensation Committee, other committees or the Board of Directors of the Company.

RELATED PARTY TRANSACTIONS

         During September 1995, we entered into an agreement with Cancer Therapeutics, Inc. whereby we granted to Cancer Therapeutics, Inc. the exclusive right to sublicense TNT to a major pharmaceutical company solely in the Peoples Republic of China for a period of 10 years, subject to the major pharmaceutical company obtaining product approval within 36 months. In exchange for this right, the major pharmaceutical company would be required to fund not less than

$3,000,000 for research and development expenses of Cancer Therapeutics related to TNT and we would retain exclusive rights to all research, product development and data outside of the Peoples Republic of China. The technology was then sublicensed to Brilliance Shanghai Pharmaceuticals, Inc. ("Brilliance"). In addition, we are entitled to receive 50% of all revenues received by Cancer Therapeutics with respect to its sublicensing of TNT to Brilliance. During March 2001, we extended the exclusive licensing period granted to Cancer Therapeutics, which now expires on December 31, 2016. Dr. Clive Taylor, a member of our Board of Directors, owns 26% of Cancer Therapeutics and is an officer and director of Cancer Therapeutics. Dr. Taylor has abstained from voting at meetings of our board of directors on any matters relating to Cancer Therapeutics or Brilliance. Through fiscal year ended April 30, 2003, Cancer Therapeutics has not derived any revenues from its agreement with Brilliance.

         Under a shelf registration statement on Form S-3 which we filed with the Securities and Exchange Commission during November 2001, we entered into a Common Stock Purchase Agreement with several investors. In connection therewith, Mr. Eric Swartz, a Director of the Company, invested $500,000 of the total amount in exchange for 500,000 shares of our Common Stock and warrants to purchase up to 150,000 shares of Common Stock at an exercise price of $1.00. Subsequent to the sale, we were informed by The Nasdaq Stock Market that the sale of shares to a director of the Company at a discount to the market price of our Common Stock required stockholder approval in order for us to be in compliance with Nasdaq Market Rule 4350. At our last annual meeting of stockholders on October 22, 2002, our prior sale of Common Stock to Mr. Eric Swartz did not receive stockholder approval due to insufficient stockholder votes. As such, we were required to rescind the transaction and to return the sum of $500,000 to Mr. Swartz in exchange for the 500,000 shares of Common Stock and the cancellation of a warrant to purchase up to 150,000 shares of Common Stock. During December 2002, we paid Mr. Swartz $508,000, which included interest from the date of the investment to the date the funds were returned to Mr. Swartz calculated at our earned money market rates.


              REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The following report is submitted by the members of the Organization and Compensation Committee with respect to the executive compensation policies established by the Organization and Compensation Committee and compensation paid or awarded to executive officers for the fiscal year ended April 30, 2003.

         COMPENSATION POLICIES AND OBJECTIVES. The administration of the Company's compensation program is designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a highly competitive and uncertain environment. The Organization and Compensation Committee determines the Chief Executive Officer's compensation and the compensation of all executive officers by taking into consideration (i) what other chief executive officers and executive officers in the industry receive as compensation, (ii) what the Company can afford to pay, (iii) available alternative sources of compensation such as stock options, (iv) annual incentive compensation that varies in a consistent manner with achievement of individual objectives and financial performance objectives of the Company, and (v) long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals. In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements. As the Company has a history of operating losses, no specific relationship of the Company's financial performance was used in determining executive officer compensation.

         The Organization and Compensation Committee took into consideration the compensation of executive officers of similar companies within the industry for consideration of executive officer salaries. While the Organization and Compensation Committee considers the salary of other executive officers in the industry important in the consideration of its decision with respect to the executive officers' compensation, in light of the turnover history in the Company's executive ranks, the controlling factors were the compensation requirements necessary to retain the remaining current executive officers. Accordingly, the Organization and Compensation Committee based its determination of executive compensation primarily by way of comparison to the total compensation package of executive officers at comparable companies, consisting of bonus compensation and option grants in addition to an annual salary and benefits, while taking into consideration the financial condition of the Company. The Organization and Compensation Committee also based its determination with respect to certain of its executive officers on their efforts in connection with the on-going organization and operations of the Company's wholly-owned subsidiary, Avid Bioservices, Inc.

         The employment market for personnel and executives with experience in the biotechnology and pharmaceutical industry in Southern California is very competitive. The San Diego and Los Angeles metropolitan areas have many pharmaceutical, biotechnology and medical device companies. The majority of our competitors in this geographic area have more resources than the Company. This makes it more difficult to hire and retain key personnel throughout the organization. Historically, the Company has not had the financial resources to enter into long-term contracts with its executives. In addition, termination of employment with prior executives under long-term contracts caused an excessive financial burden for the Company in times of financial difficulty. Therefore, the Organization and Compensation Committee has elected to not enter into long-term employment contracts with its executives. The Organization and Compensation Committee, therefore, uses a combination of base pay, bonuses and options as incentives for personnel and executives to remain with the Company and to work in the best interest of the stockholders. The Organization and Compensation Committee has set the base pay of all of the Company's executives below the market rate as published in various industry compensation reports. The Compensation Committee then uses performance goal based bonuses for each executive which allow the executive to earn significantly more. If the performance goals are met, the executive can earn significantly more compensation, thus matching or exceeding the industry norms. Due to the financial condition of the Company during fiscal year 2003, the Company granted no bonuses to any executive officer.

         LONG-TERM INCENTIVE COMPENSATION - STOCK OPTIONS. Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. Stock options only have value if the stock price appreciates in value from the date the options are granted. The number of options granted to each employee was based primarily on the employee's ability to influence the Company's long-term growth and profitability. If a participant were to leave prior to vesting in these options, a significant number of the options would be forfeited. This makes it more difficult for competitors to recruit key employees away from the Company during this critical time for product development and the initial operations of Avid Bioservices, Inc. In addition, these grants bring the percentage of fully diluted shares outstanding held by Peregrine's executive officers and employees more in line with peer organizations. The Organization and Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely align the interests of management and other employees of the Company with stockholder value and motivate the Company's officers to improve long-term stock market performance.

         BENEFITS. Benefits offered to employees serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the adverse financial effects that can result from illness, disability or death and to provide a reasonable level of insurance coverage for any medical, dental and vision problems that may be experienced by the Company's employees, as well as preventative care, at a reduced expense to the Company's employees. Benefits offered to executive officers are largely the same as those that are offered to the general employee population.

         Respectfully submitted,

         /s/ The Organization and Compensation Committee
         -----------------------------------------------
         Eric S. Swartz
         Clive R. Taylor, M.D., Ph.D.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         Each year, the Board of Directors appoints an Audit Committee to review the Company's financial matters. The Board has determined that each member of the Audit Committee meets the independence and other requirements set by The Nasdaq Stock Market. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be hired as the Company's independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company's financial statements be included in its annual report. The Audit Committee has taken the following steps in making its recommendation that the Company's financial statements be included in its annual report:

         1. The Audit Committee discussed with Ernst & Young LLP, the Company's independent accountants for fiscal year ended April 30, 2003, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

         2. The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

         3. The Audit Committee reviewed and discussed with the Company's management and Ernst & Young LLP, the Company's audited consolidated balance sheet at April 30, 2003, and consolidated statements of operations, cash flows and stockholders' equity for the fiscal year ended April 30, 2003.


         Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company's financial statements be included in its annual report for its fiscal year ended April 30, 2003. The Audit Committee also recommended to the Board the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending April 30, 2004.

                                                    Respectfully submitted by:

                                                    /s/ The Audit Committee
                                                    ---------------------------
                                                    Carlton M. Johnson
                                                    Eric S. Swartz
                                                    Clive R. Taylor, M.D., Ph.D.


         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        COMPARISON OF STOCKHOLDER RETURN

         The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and Nasdaq Peer group for the period beginning April 30, 1998 through April 30, 2003.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PERFORMANCE GRAPH BELOW AND THE UNDERLYING DATA, SHALL NOT BE INCORPORATED BY REFERENCE IN ANY SUCH FILINGS.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS






                 [COMPARISON OF STOCKHOLDER RETURN GRAPH HERE]




The underlying data for the above graph is as follows:

                                         April 30,   April 30,    April 30,   April 30,   April 30,   April 30,
                                            1998        1999        2000         2001        2002        2003
                                         -----------------------------------------------------------------------
   Peregrine Pharmaceuticals, Inc.       $     100   $     133   $     596    $     192   $     242   $      84
   Nasdaq Pharmaceutical Index           $     100   $     120   $     242    $     232   $     188   $     183
   Nasdaq Market Index                   $     100   $     137   $     208    $     114   $      91   $      80

         The total cumulative returns on investment shown for the Company, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index are based on the assumptions that on April 30, 1998, $100 was invested in the Common Stock and in each Index and that all dividends were reinvested. The Nasdaq Market Index and the Nasdaq Pharmaceutical Index were prepared by The Center for Research in Security Prices.


                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14272 Franklin Avenue, Suite 100, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company's public filings, including the Annual Report on Form 10-K, can be found on our website at www.peregrineinc.com.

                              STOCKHOLDER PROPOSALS

         Pursuant to Regulation 14a-8 of the Securities and Exchange Commission, proposals by stockholders which are intended for inclusion in the Company's proxy statement and proxy to be presented at the Company's next annual meeting must be received by the Company by May 11, 2004, in order to be considered for inclusion in the Company's proxy materials. Such proposals shall be addressed to the Company's Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than August 1, 2004. If a stockholder fails to so notify the Company of any such proposal prior to such date, management of the Company will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in the Company's proxy statement).


                                  OTHER MATTERS

         Management of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                                              By Order of the Board of Directors


                                              /s/ Paul J. Lytle
                                              ----------------------------------
                                              Paul J. Lytle
                                              Chief Financial Officer and
                                              Corporate Secretary

August 27, 2003
Tustin, California

EXHIBIT A

                             AUDIT COMMITTEE CHARTER
                                       OF
                         PEREGRINE PHARMACEUTICALS, INC.

         The Audit Committee is appointed by the Company's Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal financial and accounting department and its independent accountants. The Board has adopted and approved this charter which will govern the activities of the Audit Committee.

         The Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. ("Nasdaq") rules on audit committees. The Audit Committee shall have at least three members, all of whom are directors and all of whom have no relationship with the Company that may interfere with the exercise of their independent judgment from management and the Company. Each member shall be financially literate or must so become within a reasonable time after appointment to the Audit Committee. At least one member shall have accounting or related financial expertise.

         The Audit Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Under special circumstances that may arise, the Committee may request authority to retain special legal counsel, accountants or other consultants to advise the Committee.

         As a matter of practice, the Company schedules its regular quarterly Board meetings at intervals that allow for the review of the Company's quarterly and year-to-date financial statements prior to filing the periodic reports with the Securities and Exchange Commission (the "SEC") and making any public announcement of financial results. Since the Audit Committee members are also Directors, the Audit Committee review of such financial reports will be conducted as a part of the Board's review at each quarterly meeting.

         Many of the responsibilities of the Audit Committee under the Charter will be met by conducting its periodic reviews at the quarterly Board meetings. In addition to these quarterly reviews conducted at the Board meetings, the Audit Committee shall meet separately at least three times each year and shall make regular reports of such meetings to the Board.

         The Audit Committee shall have the following responsibilities:


GENERAL
-------

         1. Review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval.

         2. Recommend to the Board the appointment of the independent accountants, which firm is ultimately accountable to the Audit Committee and the Board, approve the fees to be paid to such accountants, and meet at least annually with such accountants.

         3. Review the appointment and replacement of senior internal financial and accounting executives, and meet at least annually with such executives.

         4. Review suggestions for improvements and changes to the Company's auditing and accounting principles and practices provided by the independent accountants, internal accountants or management.

         5. Obtain reports from management, the Company's senior internal accounting executive and the independent accountants regarding the compliance of the Company, its subsidiaries and affiliated entities with applicable legal requirements and the Company's operating policies.

         6. Ensure that the quarterly unaudited financial statements are submitted to the independent accountants for review; and that the independent accountants have issued their opinion on the annual audited financial statements.

         7. Review with the Company's legal counsel (i) legal matters that may have a material impact on the financial statements, (ii) the Company's compliance policies, (iii) any material reports or inquiries received from regulators or governmental agencies, and (iv) any significant irregularities or illegal acts that have come to their attention and management's follow-up of such activities.

         8. Ensure that the Company makes its required disclosures regarding the independence of the Audit Committee.

Board of Directors and Management - Related Responsibilities
------------------------------------------------------------

         1. Evaluate together with the Board the performance of the independent accountants on at least an annual basis, and, if so determined by the Audit Committee, recommend that the Board replace the independent accountants.

         2. Review with management the annual audited financial statements and the results of the audit, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and consider whether or not to recommend to the Board the inclusion of such statements in the Annual Report on Form 10K to be filed with the SEC.

         3. Subsequent to the review by the independent accountants and prior to the filing or release of the quarterly financial statements, review such statements with management at each quarterly Board meeting, and review the process management uses to develop and summarize quarterly financial information.

         4. Review with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         5. Review the significant reports to management prepared by the internal financial and accounting department and management's responses.

         6. Advise the Board regarding the Company's compliance with applicable laws and regulations and with the Company's operating policies.

Audit Committee
---------------

         1. Meet with the independent accountants prior to the audit of the annual financial statements to review the planning and staffing of the audit.

         2. Meet with the independent accountants to review the annual audited financial statements and the results of the audit prior to its release, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and discuss the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         3. Meet with the independent accountants after completion of the Audit, review with the independent accountants any problems or difficulties the accountants may have encountered and any management letter provided by the accountants and the Company's response to that letter. Such review should include:

                  (1) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

                  (2) Any changes required in the planned scope of the internal audit; and

                  (3) The internal audit department responsibilities, budget and staffing.

         4. Review analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         5.       Obtain from the independent accountants' assurance that
                  Section 10A of the Private Securities Litigation Reform Act of 1995 has not been invoked with respect to the accountant's detection or awareness of possible illegal acts.

         6. Receive reports and letters from the independent accountants regarding the accountants independence, at least annually, as required by Independence Standards Board Standard No. 1, discuss such reports and letters, including any disclosed relationships or services that may affect the auditors' independence, with the accountants, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the accountants.

         7. Provide annual confirmation to the Nasdaq regarding compliance with Nasdaq requirements.

Reports
-------

         1. Prepare the report required by the SEC rules to be included in the Company's annual proxy statement.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with applicable laws and regulations.

EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PEREGRINE PHARMACEUTICALS, INC,
                             A DELAWARE CORPORATION


         PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

         1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

                  "RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

                           "The total number of shares of all classes of stock
                  which the Corporation shall have authority to issue is 205,000,000, of which (i) 200,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

         2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President & CEO, and attested to by Paul J. Lytle, its Secretary, this _____ day of October, 2003.

                                             PEREGRINE PHARMACEUTICALS, INC,
                                             a Delaware corporation


                                             By:________________________________
                                                Steven W. King, President & CEO

ATTEST:

__________________________________________
         Paul J. Lytle, Secretary

EXHIBIT C


                         PEREGRINE PHARMACEUTICALS, INC.
                            2003 STOCK INCENTIVE PLAN
                            -------------------------


                                   ARTICLE ONE
                               GENERAL PROVISIONS
                               ------------------

I.       PURPOSE OF THE PLAN

         This 2003 Stock Incentive Plan (the "Plan") is intended to promote the interests of Peregrine Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the Corporation's service.

         Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.      STRUCTURE OF THE PLAN

         A. The Plan shall be divided into two separate equity programs:

                  (i) the "Discretionary Option Grant Program" under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                  (ii) the "Stock Issuance Program" under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

         B. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

         A. The Plan will be administered by the Organization and Compensation Committee, composed of not less than two directors appointed by the Board. Each member of the Organization and Compensation Committee shall, at all times during their service as such, be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Organization and Compensation Committee (hereinafter also referred to as the "Plan Administrator") shall have conclusive authority to construe and interpret the Plan and any award agreement entered into thereunder, and to establish, amend and rescind administrative policies for the administration of the Plan and such additional authority as the Board may from time to time determine is necessary or desirable.

         B. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and the Stock Issuance Program and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program and/or the Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

         C. Service on the Organization and Compensation Committee or the Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Organization and Compensation Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.      ELIGIBILITY

         A. The persons eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program are as follows:

                  (i)  Employees,

                  (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary of the Corporation, and

                  (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary of the Corporation).

         B. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine:

                  (i) with respect to option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and

                  (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

         C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.       STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 5,000,000 shares. Such authorized share reserve includes the number of shares subject to the outstanding options, which are hereby incorporated into the Plan.

         B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to being exercised in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan.

         C. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to:

                  (i) the maximum number and/or class of securities issuable under the Plan;

                  (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year; and

                  (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan.

         Such adjustments to the outstanding options are to be effected in a manner, which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------

I.       OPTION TERMS

         Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

         A.       EXERCISE PRICE.
                  ---------------

                  1. The exercise price per share shall be fixed by the Plan Administrator at a price not less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date; PROVIDED, HOWEVER, that the Plan Administrator may fix the exercise price at less than 85% if the Optionee, at the time of the option grant, shall have made a payment to the Corporation (including payment made by means of a salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

                  2. The exercise price shall become immediately due upon exercise of the option and may, subject to the provisions of
                  Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

                           (i) cash or check made payable to the Corporation,

                           (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                           (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

         Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

         C. EFFECT OF TERMINATION OF SERVICE.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                           (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option (which shall equal 1 year in the case of death or disability and ninety (90) days in the case of any other cessation of Service), provided no such option shall be exercisable after the expiration of the option term.

                           (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                           (iii) Subject to clause C.2.(ii) below of this
                           Section I, during the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.

                  2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                           (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                           (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

         D. SHAREHOLDER RIGHTS. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

         E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock and to reserve the right to repurchase any or all of those unvested shares should the Optionee thereafter cease to be in Service to the Corporation. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

         F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

II.      INCENTIVE OPTIONS

         The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

         A. ELIGIBILITY. Incentive Options may only be granted to Employees.

         B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

         C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         D. 10% SHAREHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.     CANCELLATION AND REGRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

                                  ARTICLE THREE
                             STOCK ISSUANCE PROGRAM
                             ----------------------

I.       STOCK ISSUANCES

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

II.      STOCK ISSUANCE TERMS

         A.       PURCHASE PRICE.
                  ---------------

                  1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date.

                  2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                           (i) cash or check made payable to the Corporation,

                           (ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

                           (iii) any other valid consideration for the issuance of shares of Common Stock under Applicable Laws.

         B.       VESTING PROVISIONS.
                  -------------------

                  1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                           (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                           (ii) the number of installments in which the shares are to vest,

                           (iii) the interval or intervals (if any) which are to lapse between installments, and

                           (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                  2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                                  ARTICLE FOUR
                                  MISCELLANEOUS
                                  -------------

I.       FINANCING

         The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of

                  (i) the aggregate option exercise price or purchase price payable for the purchased shares plus

                  (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.      SHARE ESCROW/LEGENDS

         Unvested shares issued under the Plan may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.     CHANGE IN CONTROL

         A. In the event of any Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

         B. Outstanding repurchase rights, if any, shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

IV.      VESTING

         Notwithstanding any other provision of this agreement, the vesting schedule imposed with respect to any option grant or share issuance shall not result in the Optionee or Participant vesting in fewer than 20% per year for five years from the date of the option grant or share issuance.

V.       TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  1. STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  2. STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

VI.      EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

         B. All options outstanding as of the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

         C. The Plan shall terminate upon the earliest of

                  (i) the tenth anniversary of the Plan Effective Date, and

                  (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares.

         Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

VII.     AMENDMENT OF THE PLAN

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval if so determined by the Board or pursuant to applicable laws or regulations.

         B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

VIII.    USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

IX.      REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which Common Stock is then listed for trading.

X.       NO EMPLOYMENT/SERVICE RIGHTS

         Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.


                                    APPENDIX
                                    --------

         The following definitions shall be in effect under the Plan:

         A. APPLICABLE LAWS shall mean the legal requirements relating to the administration of stock option plans and the issuance of stock and stock options under federal securities laws, Delaware General Corporate Laws and securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where options will be or are being granted under the Plan.

         B. BOARD shall mean the Corporation's Board of Directors.

         C. CHANGE IN CONTROL shall mean the occurrence of any one of the following events:

                  (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Affiliates) together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either (i) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board ("voting securities") or (ii) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

                  (b) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease or any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month period) or by prior operation of this subsection (b); or

                  (c) The shareholders of the Company shall approve (i) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate eighty percent (80%) or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company.

                  (d) Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (i) the proportionate number of Shares beneficially owned by any person to twenty percent (20%) or more of the

         Shares then outstanding or (ii) the proportionate voting power represented by the voting securities beneficially owned by any person to twenty percent (20%) or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred.

         D. CODE shall mean the Internal Revenue Code of 1986, as amended.

         E. COMMON STOCK shall mean the Corporation's common stock.

         F. CORPORATION shall mean Peregrine Pharmaceuticals, Inc., a Delaware corporation, and its successors.

         G. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

         H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         I. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq Stock Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time quoted on the OTC Bulletin Board , then the Fair Market Value shall be deemed equal to the closing bid price per share of Common Stock on the date in question.

                  (iv) If the Common Stock is at the time then reported in the "Pink Sheets," published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the Fair Market Value shall be deemed equal to the most recent bid price per share of the Common Stock as of the date of question.

         K. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         L. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         M. MISCONDUCT shall mean the commission of any act of fraud or embezzlement by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary) which has a material adverse effect on the Corporation. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

         N. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         O. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         P. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

         Q. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         R. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         S. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         T. PLAN shall mean the Corporation's 2003 Stock Incentive Plan, as set forth in this document.

         U. PLAN ADMINISTRATOR shall mean the Organization and Compensation Committee of the Board, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

         V. PLAN EFFECTIVE DATE shall mean the date on which the Plan was adopted by the Board.

         W. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

         X. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

         Y. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         Z. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

         AA. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

         BB. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         CC. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

         DD. 10% SHAREHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                              [FORM OF PROXY CARD]

                         PEREGRINE PHARMACEUTICALS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      2003 ANNUAL MEETING OF STOCKHOLDERS,
                           TO BE HELD OCTOBER 14, 2003

         The undersigned hereby appoints Steven W. King and Paul J. Lytle, and each of them, individually, the attorney, agent and proxy of the undersigned, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of Common Stock of PEREGRINE PHARMACEUTICALS, INC. held of record by the undersigned on August 26, 2003, at the Annual Meeting of Stockholders to be held at Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612 on October 14, 2003, at 10:00 A.M., Pacific Time, and at any and all adjournments thereof.

     1. ELECTION OF DIRECTORS:

        Nominees:    Carlton M. Johnson
                     Steven W. King
                     Eric S. Swartz
                     Clive R. Taylor, M.D., Ph.D.

                     [ ]  FOR             [ ]  WITHHOLD AUTHORITY

                     ___________________________________________________________
                     Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.

     2. TO APPROVE ERNST & YOUNG LLP AS AUDITORS OF THE COMPANY FOR FISCAL YEAR ENDING APRIL 30, 2004.

            [ ]  FOR                [ ]  AGAINST                   [ ]  ABSTAIN


     3. TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 25,000,000.

            [ ]  FOR                [ ]  AGAINST                   [ ]  ABSTAIN


     4. TO APPROVE THE ADOPTION OF THE 2003 STOCK INCENTIVE PLAN.

            [ ]  FOR                [ ]  AGAINST                   [ ]  ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL.


Signature: ___________________________     Date: _______________________________

Signature
(if jointly held): ___________________     Date: _______________________________

   (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR,
          TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.)


PLEASE MARK, SIGN, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.